As filed with the Securities and Exchange Commission on June 25, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________

COMVERSE, INC.
(Exact name of registrant as specified in its charter)
___________
Delaware	04-3398741
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Quannapowitt Parkway Wakefield, MA (Address of Principal Executive Offices)	01880 (Zip Code)
___________

Comverse, Inc. 2015 Employee Stock Purchase Plan
 (Full title of the plan)
___________

Roy S. Luria
Senior Vice President, General Counsel and Corporate Secretary
Comverse, Inc.
200 Quannapowitt Parkway
Wakefield, MA
(Name and address of agent for service)

(781) 246-9000
(Telephone number, including area code, of agent for service)
___________________________________________

With a copy to:
Steven D. Pidgeon
DLA Piper LLP (US)
2525 East Camelback Road, Suite 1000
Phoenix, Arizona 85016
(480) 606-5100
___________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer (do not check if a smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock, par value $0.01 per share	840,000 (2)	$20.82	$17,488,800	$2032.20

(1)           Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall include an indeterminate number of shares of securities that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2)           This registration covers 840,000 shares of common stock, $0.01 par value (the “Common Stock”), of Comverse, Inc. (the “Registrant”), available for issuance under the Comverse, Inc. 2015 Employee Stock Purchase Plan (the “Plan”). In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Plan.

(3)           Pursuant to Rule 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of the Registrant’s Common Stock on NASDAQ on June 17, 2015, which prices were $21.93 and $19.70, respectively. Pursuant to Rule 457(h)(2), no additional filing fee is required to be paid with respect to plan interests that this registration statement covers.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I, Items 1 and 2, have been or will be delivered to participants in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act.  In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement on Form S-8 (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents that have been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended.

(a)  The Registrant’s Annual Report on Form 10-K for the year ended January 31, 2015, as filed with the Commission on April 16, 2015.

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2015, as filed with the Commission on June 15, 2015.

(c) The Registrant’s Current Reports on Form 8-K, as filed with the Commission on April 29, 2015, April 30, 2015, May 1, 2015, May 14, 2015 and June 15, 2015.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such document.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Delaware General Corporation Law (“DGCL”) authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person.

The DGCL also authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The corporation may only indemnify an officer, director, employee or agent if:

(i) the indemnified person acted in good faith and in a manner reasonably believed by the person to be in, or not opposed to, the best interests of the corporation; and

(ii) in the case of a criminal action or proceeding, the indemnified person had no reasonable cause to believe his or her conduct was unlawful.

No indemnification may be made if it is determined that the individual did not meet the above listed standards.

A corporation’s determination of whether to indemnify someone who is a director or officer at the time of such determination must be made:

(i) by a  majority vote of the directors who are not parties to such action, suit or proceeding (even if less than a quorum);

(ii) by a committee of such directors designated by the majority vote of such directors (even if less than a quorum);

(iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

(iv) by the stockholders.

Where a present or former director or officer of the corporation defends a matter successfully, indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith is mandatory. Officers’ and directors’ expenses may be paid by the corporation in advance of the final disposition if the person agrees to repay the advances if he or she is later determined not to be entitled to indemnification.

The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 of DGCL shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors  or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

The Registrant’s bylaws provide that:

(i) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Registrant or is or was serving at the request of the Registrant as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Registrant to the fullest extent permitted by Delaware law, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than such law permitted the Registrant to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of Article VIII of the Registrant’s bylaws where it gives indemnitee right to bring suit, the Registrant shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Registrant.

(ii) An indemnitee shall also have the right to be paid by the Registrant the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses.

(iii) The rights to indemnification and to the advancement of expenses conferred in the Registrant’s bylaws shall not be exclusive of any other right which any person may have or thereafter acquire under any statute, the Registrant’s certificate of incorporation, bylaws, agreement, vote of stockholders or directors or otherwise.

(iv) The Registrant may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.

(v) The Registrant may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Registrant to the fullest extent of the indemnification provisions of the Registrant’s bylaws with respect to the indemnification and advancement of expenses of directors and officers of the Registrant.

The Registrant has entered into an indemnification agreement with each of the Registrant’s executive officers and directors that provides, in general, that the Registrant will indemnify them to the fullest extent permitted by law in connection with their service to the Registrant or on its behalf.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of Comverse, Inc. (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the Commission on October 26, 2012).

4.2	Bylaws of Comverse, Inc. (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on November 1, 2012).
4.3
Specimen Certificate for Common Stock of Comverse, Inc. (incorporated herein by reference to Exhibit 4.1 of the Registrant's Amendment No. 4 to Registration Statement on Form 10 filed with the Commission on September 19, 2012).

5.1	Opinion of DLA Piper LLP (US), counsel for the Registrant (filed herewith).
23.1	Consent of DLA Piper LLP (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP (filed herewith).
23.3	Consent of Deloitte & Touche LLP (filed herewith).

24.1	Powers of Attorney (included as part of the signature page to this Registration Statement)
99.1	Comverse, Inc. 2015 Employee Stock Purchase Plan (incorporated by reference to Appendix A of Comverse Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Commission on May 28, 2015).
Item 9. Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided however, that paragraphs (a)(l)(i) and (a)(l)(ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wakefield, State of Massachusetts, on this 24th day of June, 2015.

COMVERSE, INC.
By:	/s/ Roy S. Luria
Name:	Roy S. Luria
Title:	Senior Vice President, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, the person who administers the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wakefield, State of Massachusetts, on this 24th day of June, 2015.

COMVERSE, INC. EMPLOYEE STOCK PURCHASE PLAN
By:	/s/ Susan D. Bowick
Name:	Susan D. Bowick
Title:	Chairperson of the Compensation and Leadership Committee

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jacky Wu and Roy S. Luria, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  Pursuant to the requirements of the Securities Act, this registration statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature		Title	Date

By:	/s/ Philippe Tartarvull	Director, President and Chief	June 24, 2015
	Philippe Tartarvull	Executive Officer (Principal Executive Officer)

By:	/s/ Jacky Wu	Senior Vice President and Chief	June 24, 2015
	Jacky Wu	Financial Officer (Principal Financial Officer)

By:	/s/ Shawn C. Rathje	Vice President, Chief Accounting	June 24, 2015
	Shawn C. Rathje	Officer and Corporate Controller (Principal Accounting Officer)

By:	/s/ Susan D. Bowick	Director	June 24, 2015
Susan D. Bowick

By:	/s/ James Budge	Director	June 24, 2015
James Budge

By:	/s/ Matthew A. Drapkin	Director	June 24, 2015
Matthew A. Drapkin

By:	/s/ Doron Inbar	Director	June 24, 2015
Doron Inbar

By:	/s/ Henry R. Nothhaft	Director	June 24, 2015
Henry R. Nothhaft

By:	/s/ Mark C. Terrell	Director	June 24, 2015
Mark C. Terrell